EXHIBIT 23.1


                           Form 10-K December 31, 2002



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-100395), Form S-3 (File No. 33-72832) and Forms S-8 (File No. 33-7833, 33-41833, 33-14758, 33-60095, 33-60099) of Hecla
Mining Company and subsidiaries of our report dated March 28, 2001, relating to the financial statements which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 5, 2003